OMEGA COMMERCIAL FINANCE ENTERS INTO A DEFINITIVE
AGREEMENT TO ACQUIRE LOS CORALES CONDMINIUMS
$18,000,000 OF MEXICAN BEACHFRONT PROPERTY $116,000,000 GROSS PROJECT

(Latest Acquisition Puts Pro forma Book Value at an Estimated 82 cents per share)

MIAMI, February 17, 2009 (PR Newswire) -- Omega Commercial Finance Corporation (OTCBB:OCFN) is pleased to confirm that it has entered into a Definitive Agreement with BBB Developments Mexico and has upon closing will acquire 100% ownership of 3.9 acres of beachfront property located in Puerto Penasco (Rocky Point), Mexico in a Share Exchange Agreement..

As previously stated, Puerto Penasco (Rocky Point) is a majestic beach resort community located at the base of the Sea of Cortez (Gulf of California) Mexico and can be found in the same geographical region as Cabo San Lucas. The Mexican city is a short 3 hour drive from the Phoenix/Tucson, AZ. area and is ideal for people living in southwest areas of the U.S. who are looking for a quick vacation destination without the hassles of flights or long travel itineraries. The Los Corales Resort, a 298 unit high-rise hotel/condo beach resort located on prime beachfront property, is currently 30% sold out with all purchasers going to contract and fully executing their obligations.  Because the units are strategically being sold at 20–30% below current market value, it is highly anticipated that most units will be sold by the conclusion of this year.

Omega has been working with BBB Developments Mexico to develop this project for the last two years. The original plans were to develop a joint venture on the project; however, both parties recently decided that the acquisition by Omega would be the best alternative to accelerate the project under current market conditions.

Jon S. Cummings IV, CEO stated, “We are extremely excited about the opportunities that this latest acquisition offers our core business operations. We are confident that Los Corales will help to substantiate our 2009 business model. This along with the addition of our latest corporate divisions should enable our company to consistently perform this year. He also stated, “We are also very proud that because of this acquisition, we are now estimating today’s pro forma book value upon closing it will be at .82 cents a share, on a going forward basis. We expect to continue to bring additional assets and opportunities to light on our shareholders behalf”.

Chris Crane from BBB Developments Mexico stated ,  “We are very excited to get our project underway, with the current and past years market conditions it set us back a bit but this acquisition and partnership between us and Omega paves the way for the funds needed to complete the project. We have stood by Omega throughout the process always confident in their great business sense and ability to become the partner we needed. All components to get the project underway from our development team have been completed so this year will pave the way for a great new addition to the Rocky Point skyline. With the new international airport completed and scheduled for opening this year, and the 1st cruise ship arriving in San Carlos, our area is at the start of a major tourist destination boom”.

Please refer to the Company’s latest 8K filing in regards to the details of this acquisition, its detailed Share Exchange Agreement and all disclosures and disclaimers involved with this transaction.

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Omega Commercial Finance Corp., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Omega Commercial Finance Corp.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Omega Commercial Finance Corp. filings with the Securities and Exchange Commission.

CONTACT:

Omega Commercial Finance Corporation

Investor Relations Dept.

Joseph Vazquez, 305-677-0306

jvazquez@ocfncorp.com or info@ocfncorp.com

www.omegacommercialfinancecorp.com